Exhibit 99.1

Contact:

Investor Relations

212-479-3150

NEW RESIDENTIAL ANNOUNCES THIRD QUARTER 2014 RESULTS

NEW YORK—(BUSINESS WIRE)—November 6, 2014—New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended September 30, 2014:

THIRD QUARTER FINANCIAL HIGHLIGHTS:*

•	GAAP Income of $126 million, or $0.88 per diluted share

•	Core Earnings of $63 million, or $0.43 per diluted share

•	Common dividend of $49 million, or $0.35 per share

•	Book Value of $11.14 per share

	Q3 2014	Q2 2014
Summary Operating Results:
GAAP Income	$126 million	$124 million
GAAP Income per Diluted Share	$0.88	$0.88

Non-GAAP Results:
Core Earnings**	$63 million	$56 million
Core Earnings per Diluted Share**	$0.43	$0.40

*	All per share data and share amounts included have been adjusted for the 1-for-2 reverse split effective October 17, 2014.
**	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

Highlights for the quarter ended September 30, 2014:

•	Excess Mortgage Servicing Rights (“Excess MSRs”) – During the quarter, New Residential invested or committed to invest $66 million to acquire an average 35% interest in five seasoned Excess MSR pools related to $25 billion unpaid principal balance (“UPB”) of residential mortgage loans. Certain committed investments are subject to definitive documentation, Board approval and other conditions, and there can be no assurance that we will complete any committed investment.

•	Non-Agency RMBS Deal Collapse – In August, New Residential collapsed 19 Non-Agency securitizations with $534 million UPB in aggregate of underlying seasoned, high coupon loans and, in October, it sold $464 million UPB. The remaining $70 million UPB is held for investment.

Highlights subsequent to September 30, 2014:

•	Consumer Loan Portfolio – In October, New Residential, along with its co-investors completed a $2.6 billion asset backed secured refinancing of their consumer loan portfolio (the “SpringCastle portfolio”) with a UPB of approximately $2.7 billion. As a result of distributions and refinancing proceeds, the Company has received total life-to-date cash flows of $462 million. On its initial equity investment of $241 million, the Company has generated an internal rate of return (“IRR”) of 70% to date. The lifetime IRR may differ materially. The Company’s methodology for calculating IRR may differ from that of other market participants.

•	Distressed Loans – In October, New Residential sold $138 million UPB of loans for $86 million, generating a 53% lifetime IRR.

•	Completed 1-For-2 Reverse Stock Split – New Residential completed a 1-for-2 reverse stock split of its outstanding common shares on October 17, 2014. All per share data and share amounts included in this release have been adjusted for the reverse stock split.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website (www.newresi.com).

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Thursday, November 6, 2014 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2014 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the completion of the call through 11:59 P.M. Eastern Time on Thursday, November 20, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “24940862.”

Unaudited Condensed Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended September		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest income	$97,587	$21,885	$261,733	$61,075
Interest expense	33,307	3,443	108,816	6,993

Net Interest Income	64,280	18,442	152,917	54,082

Impairment
Other-than-temporary impairment (“OTTI”) on securities	—	—	943	3,756
Valuation provision on loans	1,134	—	1,591	—

	1,134	—	2,534	3,756

Net interest income after impairment	63,146	18,442	150,383	50,326

Other Income
Change in fair value of investments in excess mortgage servicing rights	28,566	208	40,670	43,899
Change in fair value of investments in excess mortgage servicing rights, equity method investees	31,833	20,645	50,950	41,741
Change in fair value of investments in servicer advances	22,948	—	105,825	—
Earnings from investments in consumer loans, equity method investees	22,490	24,129	60,185	60,293
Gain on settlement of investments	938	11,213	57,834	11,271
Other income	15,289	—	19,539	—

	122,064	56,195	335,003	157,204

Operating Expenses
General and administrative expenses	7,499	2,449	14,886	5,640
Management fee allocated by Newcastle	—	—	—	4,134
Management fee to affiliate	5,124	4,484	14,525	6,747
Incentive compensation to affiliate	10,910	4,470	33,111	5,348
Loan servicing expense	1,778	89	2,210	219

	25,311	11,492	64,732	22,088

Income (Loss) Before Income Taxes	159,899	63,145	420,654	185,442
Income tax expense	7,801	—	29,483	—

Net Income (Loss)	$152,098	$63,145	$391,171	$185,442

Noncontrolling interests in Income (Loss) of Consolidated Subsidiaries	$25,726	$—	$92,524	$—

Net Income (Loss) Attributable to Common Stockholders	$126,372	$63,145	$298,647	$185,442

Net Income Per Share of Common Stock
Basic	$0.89	$0.50	$2.22	$1.47

Diluted	$0.88	$0.49	$2.16	$1.45

Weighted Average Number of Shares of Common Stock Outstanding
Basic	141,211,580	126,536,394	134,814,020	126,520,766

Diluted	144,166,601	129,944,643	137,972,639	128,274,974

Dividends Declared per Share of Common Stock	$0.35	$0.35	$1.20	$0.49

Consolidated Balance Sheets

($ in thousands)

	September 30, 2014	December 31,
	(Unaudited)	2013
Assets
Investments in:
Excess mortgage servicing rights, at fair value	$409,236	$324,151
Excess mortgage servicing rights, equity method investees, at fair value	342,538	352,766
Servicer advances, at fair value	3,214,113	2,665,551
Real estate securities, available-for-sale	2,079,712	1,973,189
Residential mortgage loans, held-for-investment	629,398	33,539
Residential mortgage loans, held-for-sale	492,399	—
Consumer loans, equity method investees	264,039	215,062
Cash and cash equivalents	187,601	271,994
Restricted cash	29,962	33,338
Real estate owned	52,740	—
Derivative assets	28,686	35,926
Other assets	42,977	53,142

	$7,773,401	$5,958,658

Liabilities and Equity

Liabilities
Repurchase agreements	$2,738,349	$1,620,711
Notes payable	2,847,251	2,488,618
Trades payable	213,050	246,931
Due to affiliates	35,141	19,169
Dividends payable	49,484	63,297
Deferred tax liability	22,485	—
Accrued expenses and other liabilities	11,780	6,857

	5,917,540	4,445,583

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 141,382,603 and 126,598,987 issued and outstanding at September 30, 2014 and December 31, 2013, respectively	1,414	1,266
Additional paid-in capital	1,330,090	1,158,384
Retained earnings	237,284	102,986
Accumulated other comprehensive income, net of tax	6,628	3,214

Total New Residential stockholders’ equity	1,575,416	1,265,850
Noncontrolling interests in equity of consolidated subsidiaries	280,445	247,225

Total Equity	1,855,861	1,513,075

	$7,773,401	$5,958,658

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$126,372	$63,145	$298,647	$185,442
Impairment	1,134	—	2,534	3,756
Other Income Adjustments:
Other Income	(122,064)	(56,195)	(335,003)	(157,204)
Other Income attributable to non-controlling interests	12,619	—	57,360	—
Deferred taxes attributable to Other Income, net of non-controlling interests	4,459	—	20,762	—

Total Other Income Adjustments	(104,986)	(56,195)	(256,881)	(157,204)

Incentive compensation to affiliate	10,910	4,470	33,111	5,348
Non-capitalized deal inception costs	1,433	107	3,258	4,329
Core earnings of equity method investees:
Excess mortgage servicing rights	9,158	8,091	27,029	13,500
Consumer loans	18,628	18,260	53,080	38,053

Core Earnings	$62,649	$37,878	$160,778	$93,224

CORE EARNINGS

New Residential has four primary variables that impact the Company’s operating performance: (i) the current yield earned on its investments, (ii) the interest expense incurred under the debt incurred to finance its investments, (iii) its operating expenses and (iv) its realized and unrealized gain or losses, including any impairment and deferred tax, on its investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance excluding the fourth variable above and adjusting the earnings from the consumer loan investment to a level yield basis. It is used by management to gauge the Company’s current performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; and (iii) non-capitalized deal inception costs.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, note that, as an example, in a given period, the Company may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings. With regard to non-capitalized deal inception costs, management does not view these costs as part of the Company’s core operations. Non-capitalized deal inception costs are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments. These costs are recorded as general and administrative expenses in the Company’s statements of income. Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

The primary differences between core earnings and the measure New Residential uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments) and (ii) non-capitalized deal inception costs. Both are excluded from core earnings and included in the Company’s incentive compensation measure. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of the Company’s liquidity and is not necessarily indicative of cash available to fund cash needs.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in: (1) mortgage servicing related assets, (2) residential mortgage backed securities (“RMBS”), and (3) other related investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding committed investments and life to date IRR. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control, such as the consent of third parties. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ESTIMATED RETURNS; IRRs. The Company calculates the estimated return, or the IRR, of an investment as the annualized effective compounded rate of return (assuming monthly compounding) earned over the life of the investment after giving effect to existing leverage. Life to date IRR is based on the purchase price for an investment and the estimated value of the investment, or “mark”, which is calculated based on cash flows actually received and the present value of expected cash flows over the life of the investment, using an estimated discount rate. IRRs are based on assumptions about collateral performance, and actual results and returns could differ materially from the Company’s expectations as a result of higher than expected prepayment rates, delinquency rates and a variety of factors outside our control. Income and cash flows recognized by the Company in future periods may be significantly less than the income and cash flows that would have been recognized had expected returns been realized. As a result, an investment’s lifetime return may differ materially from an IRR to date. The Company’s calculation of IRR may differ from a calculation by another market participant, as there is no standard method for calculating IRRs.

Source: New Residential Investment Corp.

New Residential Investment Corp.

Investor Relations, 212-479-3150